Exhibit 99.1

Fox Corporation Supplemental Financial Data

Fox Corporation, a Delaware corporation (“FOX” or the “Company”), is a news, sports and entertainment company, which manages and reports its businesses in the following segments: Cable Network Programming, Television and Other, Corporate and Eliminations.

Distribution

On March 19, 2019, the Company became a standalone publicly traded company through the pro rata distribution by Twenty-First Century Fox, Inc. (“21CF”) of all of the issued and outstanding common stock of FOX to 21CF stockholders (other than holders that were subsidiaries of 21CF) (the “Distribution”) in accordance with the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc. Following the Distribution, 354 million and 266 million shares of the Company’s Class A Common Stock and Class B Common Stock, respectively, began trading independently on The Nasdaq Global Select Market. In connection with the Distribution, the Company entered into the Separation and Distribution Agreement, dated as of March 19, 2019 with 21CF, which effected the internal restructuring (the “Separation”) whereby 21CF transferred to FOX a portfolio of 21CF’s news, sports and broadcast businesses, including FOX News, FOX Business, FOX Broadcasting Company (the “FOX Network”), FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network, and certain other assets, and FOX assumed from 21CF the liabilities associated with such businesses and certain other liabilities. The Separation and Distribution were effected as part of a series of transactions contemplated by the Amended and Restated Merger Agreement and Plan of Merger, dated as of June 20, 2018 (the “21CF Disney Merger Agreement”), by and among 21CF, The Walt Disney Company (“Disney”), TWDC Holdco 613 Corp., a wholly-owned subsidiary of Disney (“New Disney”), and certain other subsidiaries of Disney, pursuant to which, among other things, Disney merged with and into a subsidiary of New Disney and each of Disney and 21CF became wholly-owned subsidiaries of New Disney.

Basis of Presentation

The Company’s Supplemental Financial Data (as defined in the Form 8-K to which this Exhibit 99.1 is attached) was prepared on a standalone basis, derived from the consolidated financial statements and accounting records of 21CF. The Supplemental Financial Data reflects the combined historical results of operations of 21CF’s domestic news, national sports and broadcast businesses and certain other assets and liabilities associated with such businesses in accordance with U.S. generally accepted accounting principles (“GAAP”).

The Supplemental Financial Data should be read in conjunction with the audited and unaudited combined financial statements and notes thereto included in the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2019 and the unaudited combined financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on March 18, 2019.

The Supplemental Financial Data is presented as if such businesses had been combined for all periods presented. The assets and liabilities in the Supplemental Financial Data have been reflected on a historical cost basis, as immediately prior to the Distribution all of the assets and liabilities presented were wholly owned by 21CF and were transferred to the combined FOX group at carry-over basis. The Supplemental Financial Data includes allocations for certain support functions that were provided on a centralized basis within 21CF and not recorded at the business unit level, such as certain expenses related to finance, legal, insurance, information technology, compliance and human resources management activities, among others. 21CF did not routinely allocate these costs to any of its business units. These expenses have been allocated to FOX on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined revenues, headcount or other relevant measures. Management believes the assumptions underlying the Supplemental Financial Data, including the assumptions regarding allocating general corporate expenses from 21CF, are reasonable. Nevertheless, the Supplemental Financial Data may not include all of the actual expenses that would have been incurred by FOX and may not reflect FOX’s combined results of operations had it been a standalone company during the periods presented. Actual costs that would have been incurred if FOX had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The Supplemental Financial Data includes certain assets and liabilities that were historically held at 21CF’s corporate level but are specifically identifiable or otherwise attributable to the Company. All significant intracompany transactions and accounts within the Company’s combined businesses have been eliminated.

Intercompany transactions with 21CF or its affiliates and the Company are reflected in the historical Supplemental Financial Data.

The income tax (expense) benefit in the Supplemental Financial Data has been calculated as if FOX filed a separate tax return and was operating as a standalone business. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of FOX’s actual tax balances prior to or subsequent to the Distribution.

Pursuant to the 21CF Disney Merger Agreement, immediately prior to the Distribution, the Company paid to 21CF a dividend in the amount of $8.5 billion. The final determination of the taxes in respect of the Separation and Distribution for which the Company is responsible pursuant to the 21CF Disney Merger Agreement and a prepayment of the estimated taxes in respect of divestitures (collectively the, “Transaction Tax”) was $6.5 billion. Following the Distribution, on March 20, 2019 the Company received a cash payment in the amount of $2.0 billion from Disney, which had the net effect of reducing the $8.5 billion cash dividend the Company paid to 21CF. The Transaction Tax included a prepayment of the Company’s share of the estimated tax liabilities resulting from the anticipated divestitures by Disney of certain assets, principally the FOX Sports Regional Sports Networks. This prepayment was in the amount of approximately $700 million and is subject to adjustment in the future, when the actual amounts of the tax liabilities are reported on the federal income tax returns of 21CF or Disney.

As a result of the Separation and the Distribution, the Company obtained a tax basis in its assets equal to their respective fair market values. This will result in estimated annual tax deductions of approximately $1.5 billion, principally over the next 15 years related to the amortization of the additional tax basis. This amortization is estimated to reduce the Company’s annual cash tax liability by $360 million per year at the current combined federal and state applicable tax rate of 24%. Such estimates are subject to revisions, which could be material, based upon, among other things, final appraisals.

The Company’s fiscal year ends on June 30 of each year. Certain fiscal 2018 amounts have been reclassified to conform to the fiscal 2019 presentation.

Segment Information

The Company’s operating segments have been determined in accordance with the Company’s internal management structure, which is organized based on operating activities. The Company evaluates performance based upon several factors, of which the primary financial measure is segment operating income before depreciation and amortization, or Segment OIBDA. Due to the integrated nature of these operating segments, estimates and judgments are made in allocating certain assets, revenues and expenses.

Segment OIBDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Segment OIBDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, Other, net and Income tax (expense) benefit. Management believes that Segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Management believes that information about Total Segment OIBDA assists all users of the Company’s combined financial statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Total Segment OIBDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Segment OIBDA and Total Segment OIBDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Total Segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance.

The following tables present the Company’s combined statements of operations (i) for the three months ended September 30, 2018 and December 31, 2018 (unaudited) and for the six months ended December 31, 2018 (unaudited); and (ii) for the three months ended September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 (unaudited) and for the fiscal year ended June 30, 2018 (audited):

	For the three months ended		For the six months ended
	September 30, 2018	December 31, 2018	December 31, 2018
	(in millions)
Revenues	$2,541	$3,583	$6,124
Operating expenses	(1,491)	(2,818)	(4,309)
Selling, general and administrative	(299)	(329)	(628)
Depreciation and amortization	(43)	(51)	(94)
Interest expense	(16)	(15)	(31)
Other, net	139	(339)	(200)

Income before income tax expense	831	31	862
Income tax expense	(216)	(7)	(223)

Net income	615	24	639
Less: Net income attributable to noncontrolling interests	(11)	(16)	(27)

Net income attributable to Fox Corporation stockholders	$604	$8	$612

	For the three months ended				For the year ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
	(in millions)
Revenues	$2,188	$3,108	$2,463	$2,394	$10,153
Operating expenses	(1,264)	(2,346)	(1,444)	(1,451)	(6,505)
Selling, general and administrative	(263)	(309)	(324)	(313)	(1,209)
Depreciation and amortization	(41)	(42)	(43)	(45)	(171)
Impairment and restructuring charges	(1)	4	(14)	(5)	(16)
Interest expense	(7)	(6)	(7)	(23)	(43)
Other, net	(1)	(97)	23	36	(39)

Income before income tax (expense) benefit	611	312	654	593	2,170
Income tax (expense) benefit	(211)	570	(188)	(113)	58

Net income	400	882	466	480	2,228
Less: Net income attributable to redeemable noncontrolling interests	(10)	(13)	(9)	(9)	(41)

Net income attributable to Fox Corporation stockholders	$390	$869	$457	$471	$2,187

The following tables reconcile Income before income tax (expense) benefit to Total Segment OIBDA (i) for the three months ended September 30, 2018 and December 31, 2018 (unaudited) and for the six months ended December 31, 2018 (unaudited); and (ii) for the three months ended September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 (unaudited) and for the fiscal year ended June 30, 2018 (audited):

	For the three months ended		For the six months ended
	September 30, 2018	December 31, 2018	December 31, 2018
	(in millions)
Income before income tax expense	$831	$31	$862
Add
Amortization of cable distribution investments	10	9	19
Depreciation and amortization	43	51	94
Interest expense	16	15	31
Other, net	(139)	339	200

Total Segment OIBDA	$761	$445	$1,206

	For the three months ended				For the year ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
	(in millions)
Income before income tax (expense) benefit	$611	$312	$654	$593	$2,170
Add
Amortization of cable distribution investments	12	20	11	10	53
Depreciation and amortization	41	42	43	45	171
Impairment and restructuring charges	1	(4)	14	5	16
Interest expense	7	6	7	23	43
Other, net	1	97	(23)	(36)	39

Total Segment OIBDA	$673	$473	$706	$640	$2,492

The following tables set forth the Company’s Revenues and Segment OIBDA (i) for the three months ended September 30, 2018 and December 31, 2018 (unaudited) and for the six months ended December 31, 2018 (unaudited); and (ii) for the three months ended September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 (unaudited) and for the fiscal year ended June 30, 2018 (audited):

	For the three months ended		For the six months ended
	September 30, 2018	December 31, 2018	December 31, 2018
	(in millions)
Revenues
Cable Network Programming	$1,265	$1,434	$2,699
Television	1,277	2,149	3,426
Other, Corporate and Eliminations	(1)	—	(1)

Total revenues	$2,541	$3,583	$6,124

Segment OIBDA
Cable Network Programming	$633	$519	$1,152
Television	171	(14)	157
Other, Corporate and Eliminations	(43)	(60)	(103)

Total Segment OIBDA	$761	$445	$1,206

	For the three months ended				For the year ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
	(in millions)
Revenues
Cable Network Programming	$1,138	$1,315	$1,325	$1,271	$5,049
Television	1,051	1,793	1,138	1,124	5,106
Other, Corporate and Eliminations	(1)	—	—	(1)	(2)

Total revenues	$2,188	$3,108	$2,463	$2,394	$10,153

Segment OIBDA
Cable Network Programming	$576	$462	$692	$578	$2,308
Television	125	62	81	111	379
Other, Corporate and Eliminations	(28)	(51)	(67)	(49)	(195)

Total Segment OIBDA	$673	$473	$706	$640	$2,492

Revenues by Segment by Component

	For the three months ended		For the six months ended
	September 30, 2018	December 31, 2018	December 31, 2018
	(in millions)
Cable Network Programming
Affiliate fee	$939	$938	$1,877
Advertising	264	353	617
Other	62	143	205

Total Cable Network Programming revenues	1,265	1,434	2,699

Television
Advertising	799	1,634	2,433
Affiliate fee	398	407	805
Other	80	108	188

Total Television revenues	1,277	2,149	3,426

Other, Corporate and Eliminations	(1)	—	(1)

Total revenues	$2,541	$3,583	$6,124

	For the three months ended				For the year ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	June 30, 2018
	(in millions)
Cable Network Programming
Affiliate fee	$830	$848	$931	$932	$3,541
Advertising	238	321	266	295	1,120
Other	70	146	128	44	388

Total Cable Network Programming revenues	1,138	1,315	1,325	1,271	5,049

Television
Advertising	650	1,411	735	682	3,478
Affiliate fee	325	326	350	381	1,382
Other	76	56	53	61	246

Total Television revenues	1,051	1,793	1,138	1,124	5,106

Other, Corporate and Eliminations	(1)	—	—	(1)	(2)

Total revenues	$2,188	$3,108	$2,463	$2,394	$10,153

Caution Concerning Forward-Looking Statements

This Exhibit 99.1 contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks relating to the Separation and the Distribution, potential future adjustments to the Company’s share of estimated tax liabilities and estimates of the Company’s annual tax deductions and reductions in the Company’s annual cash tax liability and potential revisions to such estimates, as well as the other risks and uncertainties discussed in the documents the Company has filed with or furnished to the SEC, including the Company’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on January 7, 2019, and the unaudited combined financial statements and notes thereto and other disclosure included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on March 18, 2019.

Statements in this Exhibit 99.1 speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this Exhibit 99.1 or to report any events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.